UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 6, 2015

Ventas, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 N. Clark Street, Suite 3300, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2015, in connection with the anticipated spin-off described more fully below, Ventas, Inc. (the “Company”) and SpinCo (as defined below) entered into a CEO Employment Agreement Term Sheet with the Company’s President, Raymond J. Lewis, who will become Chief Executive Officer of SpinCo upon consummation of the spin-off.  The term sheet provides for a three-year term of employment commencing as of the spin-off, with an annual base salary of $750,000, a target annual bonus of 200% of base salary, and a target annual long-term incentive award grant date value of 200% of base salary. The term sheet also provides for an inaugural grant of SpinCo restricted stock with a grant date value of $2,500,000 that will vest in three equal annual installments, beginning on the first anniversary of the spin-off, generally subject to Mr. Lewis’s continued employment.

Upon a termination of Mr. Lewis’s employment by SpinCo without cause (as defined in the term sheet) or by Mr. Lewis for good reason (as defined in the term sheet) other than as a result of a notice of non-renewal of the term of employment by the Company, the term sheet generally provides for: (i) a lump sum cash severance payment equal to two times (or 2.5 times, if such termination occurs during the 12 months following a change in control) base salary plus target bonus; (ii) full vesting of the inaugural grant of SpinCo restricted stock; (iii) accelerated vesting of any service-based annual long-term incentive awards outstanding as of the date of termination that would have vested if Mr. Lewis had remained employed for an additional 12 months following the date of termination (or, if such termination occurs during the 12 months following a change in control, full vesting of all annual long-term incentive awards outstanding as of the date of termination, with performance-based awards to vest based on the greater of target or actual performance as of immediately prior to the date of termination, unless the level of performance was previously determined); (iv) a pro-rated annual bonus for the year of termination, determined based on actual performance (or, if such termination occurs during the 12 months following a change in control, target performance); and (v) health care welfare benefits reimbursement for 24 months. In the event that the circumstance giving rise to good reason is a notice of non-renewal of the term of employment by the Company, the term sheet provides for limited severance benefits, which generally consist of: (x) a lump sum cash severance payment equal to one times base salary plus target bonus, (y) accelerated vesting of any service-based annual long-term incentive awards outstanding as of the date of termination that would have vested if Mr. Lewis had remained employed for an additional 12 months following the date of termination, and (z) health care welfare benefits reimbursement for 12 months.

Pursuant to the term sheet, Mr. Lewis has agreed to noncompetition and nonsolicitation covenants for a period of two years (or one year, if the termination occurs as a result of a non-renewal of the term of employment by the Company) following termination of his employment for any reason.

The term sheet provides that the parties will endeavor prior to the spin-off to memorialize the terms of the term sheet in a formal employment agreement, but that the term sheet will be binding if no such agreement has been finalized.  The term sheet, or any such employment agreement, will take effect only upon consummation of the spin-off.  Upon the spin-off, Mr. Lewis’s existing employment agreement with the Company will cease to be of further effect.

Item 7.01.                                        Regulation FD Disclosure.

On April 6, 2015, the Company issued press releases relating to the proposed transactions referenced in Item 8.01 below, copies of which are attached hereto as Exhibits 99.1 and 99.2 and incorporated into this Item 7.01 by reference.  A copy of the Company’s investor presentation regarding the transactions referenced in Item 8.01 below is also attached hereto as Exhibit 99.3 and incorporated into this Item 7.01 by reference.  The press releases and investor presentation are furnished under this Item 7.01 and shall not be deemed filed with the U.S. Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.  The information contained in the press releases and investor presentation shall not be incorporated by reference into any filing of the Company regardless of general incorporation language in such filing, unless expressly incorporated by reference in such filing.

Item 8.01.                                        Other Events.

On April 6, 2015, the Company announced that its Board of Directors has unanimously approved a plan to spin off most of the Company’s post-acute/skilled nursing facility (“SNF”) portfolio into an independent, publicly traded real estate investment trust (“SpinCo”).  Under the terms of the spin-off, shareholders of the Company are expected to receive one common share of SpinCo via a special distribution for every four shares of the Company they own.  The spin-off is subject to certain conditions, including the effectiveness of SpinCo’s Form 10 registration statement, receipt of an opinion from tax counsel regarding the tax-free nature of the distribution, and final approval and declaration of the distribution by the Company’s Board of Directors.  The spin-off is expected to be completed in the second half of 2015 and is intended to qualify as a tax-free distribution to the Company’s shareholders.  However, there can be no assurance as to whether or when the spin-off will occur.

Also, on April 6, 2015, the Company announced that it has signed a definitive agreement to acquire Ardent Medical Services, Inc. (“Ardent Health Services”) for $1.75 billion in cash.  Concurrent with the closing of the transaction, the Company will separate Ardent Health Services’ hospital operations from its owned real estate and sell the hospital operations to one or more newly formed entities (collectively, “Ardent”) owned by current management of Ardent Health Services, other equity sources and up to 9.9% owned by the Company.  Upon closing, the Company will enter into long-term triple-net leases with Ardent to operate the acquired properties.  The acquisition is subject to the satisfaction of customary closing conditions, including regulatory approvals, and is expected to be completed mid-year 2015.  However, there can be no assurance as to whether, when or on what terms the acquisition or any sale of Ardent Health Services’ hospital operations will be completed.

Item 9.01.                                        Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

Not applicable.

(b)  Pro Forma Financial Information.

Not applicable.

(c)  Shell Company Transactions.

Not applicable.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press release issued by the Company on April 6, 2015, relating to the Company’s planned spin-off.

99.2	Press release issued by the Company on April 6, 2015, relating to the Ardent Health Services acquisition.

99.3	Investor Presentation dated April 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: April 6, 2015	By:	/s/ Kristen M. Benson
	Name:	Kristen M. Benson
	Title:	Senior Vice President, Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by the Company on April 6, 2015, relating to the Company’s planned spin-off.

99.2	Press release issued by the Company on April 6, 2015, relating to the Ardent Health Services acquisition.

99.3	Investor Presentation dated April 6, 2015.